UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 24, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal Mr. Skibsted offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

The summaries of certain contracts and agreements contained in this Report are qualified in all respects by the full text of the contracts and agreements which are filed as exhibits to this Report and are incorporated herein by reference.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On November 24, 2015, we entered into amendments of the Employment Agreements of our Co-Chief Executive Officers Michael D. West and Aditya Mohanty. Information concerning those agreements may be found in Item 5.02 of this Report and is incorporated into this Item 1.01 by reference.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Co-Chief Executive Officer Employment Agreements

On November 24, 2015, we entered into amendments to the Employment Agreements of Michael D. West and Aditya Mohanty to reflect changes to their primary duties resulting from their new status as Co-Chief Executive Officers, and to reflect certain other changes, including certain severance benefit provisions of Dr. West’s Employment Agreement, and the salary, bonus, and expense reimbursement provisions of Mr. Mohanty’s Employment Agreement.

Under the amendment of Dr. West’s Employment Agreement, if we terminate his employment without “cause” as defined in his Employment Agreement, among other severance benefits previously provided by this Employment Agreement, one hundred percent (100%) of the then unvested shares subject to all outstanding stock options granted to Dr. West by BioTime and its subsidiaries shall vest, and the period during which Dr. West may exercise the options during his lifetime after termination of his employment shall be the applicable expiration date of the option; provided, that the acceleration of vesting and extension of the expiration period of options granted by our subsidiaries shall be subject to our ability to cause our subsidiaries to agree to such modification of the option agreements governing the options granted by them without removing and replacing directors of the subsidiaries.

Under the amendment of Mr. Mohanty’s Employment, his annual salary will be increased to $500,000 and he will be eligible to receive an annual bonus of up to 50% of his annual salary, as may be approved by our Board of Directors in its discretion, based on Mr. Mohanty's achievement of predetermined company and individual objectives set by the Board of Directors from time to time.

In addition, we have agreed to extend to June 30, 2016 the period for which we will reimburse Mr. Mohanty for travel to his home in southern California.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

10.1	Amendment of Employment Agreement, dated November 24, 2015, between BioTime, Inc. and Michael D. West
10.2	Amendment of Employment Agreement, dated November 24, 2015, between BioTime, Inc. and Aditya Mohanty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: November 24, 2015	By:	/s/Aditya Mohanty
Co-Chief Executive Officer